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amended and restaTed SUBORDINATION AGREEMENT

THIS AMENDED AND RESTATED SUBORDINATION AGREEMENT is made as of the 30th day of September, 2020 between DB FSLF 50 LLC, as agent for and on behalf of itself and each of the other Lenders (as hereafter defined) (the “Agent”), DALE MATHESON CARR-HILTON LABONTE LLP, as trustee for and on behalf of the Holders (as hereafter defined) (the “Trustee”), and MOGO FINANCE TECHNOLOGY INC. (the “Borrower”), and MOGO MORTGAGE TECHNOLOGY INC., MOGO FINANCIAL INC., MOGO FINANCIAL (B.C.) INC., MOGO FINANCIAL (ALBERTA) INC., MOGO FINANCIAL (ONTARIO) INC., HORNBY LOAN BROKERS (OTTAWA) INC., HORNBY LEASING INC., THURLOW MANAGEMENT INC., THURLOW CAPITAL (BC) INC., THURLOW CAPITAL (ALBERTA) INC., THURLOW CAPITAL (ONTARIO) INC., THURLOW CAPITAL (MANITOBA) INC., THURLOW CAPITAL (OTTAWA) INC. AND MOGO TECHNOLOGY INC.

WHEREAS the Agent, the Trustee, the Borrower and Subsidiaries of the Borrower entered into a subordination agreement dated as of September 25, 2017 (the “Original Subordination Agreement”);

AND WHEREAS the parties desire to amend and restate the Original Subordination Agreement with effect from the date hereof;

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby irrevocably acknowledged, the parties hereto make the following covenants, acknowledgments and agreements.

1.
Defined Terms

Terms used but not defined elsewhere in this Agreement (including the recitals hereto) shall have the following meanings:

(a)
“Agent” has the meaning ascribed thereto in the recitals to this Agreement;
(b)
“Amendment Date” means the date of the First Amendment;
(c)
“Agreement” means this amended and restated subordination agreement;
(d)
“Borrower” has the meaning ascribed thereto in the recitals to this Agreement;
(e)
“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, the Province of Ontario or the Province of British Columbia on which banking institutions located in any such jurisdiction are authorized or required by law or other governmental action to close;
(f)
“Credit Agreement” means the Amended and Restated Revolving Credit and Guarantee Agreement dated as of July 16, 2019 among the Borrower, Mogo Inc., Mogo Financial (Ontario) Inc., Mogo Financial Inc., Mogo Financial (B.C.) Inc., Mogo Financial (Alberta) Inc., the Agent and the Lenders, as amended by that First Amendment Agreement dated as of December 31, 2019, as further amended by that

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Second Amendment Agreement dated as of March 30, 2020, as further amended by the Third Amendment Agreement dated as of April 15, 2020, as further amended by the Fourth Amendment Agreement dated as of June 29, 2020, as may be further amended, modified or restated from time to time;
(g)
“Credit Documents” means the Credit Agreement, the Senior Security and all other agreements, instruments, guarantees or documents executed and delivered to any Senior Party in connection therewith or otherwise in connection with the Senior Debt;
(h)
“Debentures” means any debentures or other instruments evidencing indebtedness of the Borrower issued by the Borrower pursuant to the Indenture;
(i)
“First Amendment” means the first amendment to the Original Indenture dated as of the date hereof between the Trustee and the Borrower;
(j)
“Holders” means all Persons who from time to time are the holders of or have an interest in the Debentures;
(k)
“Indenture” means the Original Indenture, as amended by the First Amendment;
(l)
“Lenders” means the lenders from time to time party to the Credit Agreement;
(m)
“Original Indenture” means an amended and restated deed of trust dated as of October 19, 2012 between the Borrower, KNV Chartered Accountants LLP, as trustee for and on behalf of the Holders (predecessor trustee to the Trustee);
(n)
“Permitted Payments” means:
(i)
(i) until and including September 30, 2020, the regularly scheduled payments of interest, and (ii) on and after October 1, 2020, the fixed quarterly payments of, at each Holder’s option:
(A)
12% per annum of the principal amount of the Debentures outstanding as of the Amendment Date, paid in quarterly installments; or
(B)
12% per annum of the principal amount of the Debentures outstanding as of the Amendment Date, paid in quarterly installments and each such quarterly installment shall be comprised of (i) an interest payment equal to 2% of the principal amount of the Debentures outstanding on the scheduled quarterly payment date, and (ii) the balance as payment of the principal amount of the outstanding Debentures;
(ii)
a one-time payment of interest that accrued on the Debentures prior to October 1, 2020 that was capitalized in arrears and added to the principal of the Debentures pursuant to the terms of the Original Indenture; and

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(iii)
for any Debentures issued after the Amendment Date that refinance Debentures existing as of the Amendment Date, the regularly scheduled payments of principal and interest, provided such payments do not exceed 12% per annum of the principal amount of such Debentures as of the payment date;

in each case, on account of the Debentures paid to the Subordinate Parties in accordance with the terms and conditions provided in Section 10 and the Indenture;

(o)
“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, unlimited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities;
(p)
“Senior Debt” means all indebtedness, liabilities and obligations of any nature or kind, present or future, direct or indirect, absolute or contingent, whether as primary debtor, surety or guarantor, matured or not and at any time owing by the Borrower or any of its Subsidiaries to any Senior Party including, without limitation, pursuant to the Credit Agreement or any of the other Credit Documents;
(q)
“Senior Parties” means the Agent and the Lenders;
(r)
“Senior Security” means all liens, charges, pledges, security interests, hypothecs and other security agreements of any nature or kind, now or hereafter granted by the Borrower or any of its Subsidiaries to any Senior Party which secures payment and/or performance of the Senior Debt;
(s)
“Subordinate Debt” means all indebtedness, liabilities and obligations of any nature or kind, present or future, direct or indirect, absolute or contingent, whether as primary debtor or surety, matured or not and at any time owing by the Borrower or any of its Subsidiaries to any Subordinate Party;
(t)
“Subordinate Parties” means the Trustee and the Holders;
(u)
“Subordinate Security” means all liens, charges, pledges, security interests and other security agreements of any nature or kind, now or hereafter granted by the Borrower or any of its Subsidiaries to any Subordinate Party which secures payment and/or performance of the Subordinate Debt;
(v)
“Subsidiaries” means any corporation or other entity controlled directly or indirectly by the Borrower, and includes for greater certainty, Mogo Technology Inc., Mogo Financial Inc., Mogo Financial (B.C.) Inc., Mogo Financial (Alberta) Inc., Mogo Financial (Ontario) Inc., Hornby Loan Brokers (Ottawa) Inc., BCHornby Leasing Inc., Thurlow Management Inc., Thurlow Capital (BC) Inc., Thurlow Capital (Alberta) Inc., Thurlow Capital (Ontario) Inc, Thurlow Capital (Manitoba) Inc., Thurlow Capital (Ottawa) Inc. and Mogo Technology Inc. (Delaware) Inc.; and

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(w)
“Trustee” has the meaning ascribed thereto in the recitals to this Agreement.
2.
Interpretation

Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section or Annex shall be to a Section or Annex hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The words “hereof’, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context requires otherwise (a) reference to any Person include that Person’s successors and assignees, (b) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein or therein), and (c) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time.

3.
Subordination and Postponement

The Borrower and each of its Subsidiaries and the Trustee, for itself and on behalf of each other Subordinate Party, hereby covenant and agree that all Subordinate Debt is hereby unconditionally and irrevocably deferred, postponed and subordinated in all respects to the prior indefeasible repayment in full by the Borrower and each of its Subsidiaries of all the Senior Debt. The Borrower and each of its Subsidiaries and the Trustee, for itself and on behalf of each other Subordinate Party, hereby covenant and agree that all Subordinate Security is hereby unconditionally and irrevocably deferred, postponed and subordinated in all respect to the Senior Security. Without limiting the generality of the foregoing, the deferment, postponement and subordination of the Subordinate Debt and the Subordinate Security contained herein shall be effective notwithstanding:

(a)
the date of any advances secured by the Senior Security;
(b)
the dates of default or the date or dates of crystallization of any floating charge under the Senior Security;
(c)
the perfection or lack of perfection of any of the Senior Security;
(d)
the enforceability of the Credit Agreement or any other Credit Document;
(e)
the order of registration of any liens or security interests with respect to the Senior Security and the Subordinate Security; and

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(f)
the rules of priority established under applicable law.
4.
Repayment of Subordinate Debt

Until the Senior Debt has been indefeasibly paid in full and the Credit Agreement has been terminated, other than Permitted Payments, no direct or indirect distribution, payment (including, but not limited to, principal, interest, premiums and fees), prepayment or repayment on account of, or other distribution in respect of, the Subordinate Debt shall be made by, or on behalf of, the Borrower or any of its Subsidiaries or received by, or on behalf of, any Subordinate Party. Any such payment made shall constitute an immediate “Event of Default” (as defined in the Credit Agreement) and shall be subject to the trust provisions of Section 11 hereof.

5.
Restriction on Enforcement

No Subordinate Party shall take any steps whatsoever to enforce the Subordinate Security or to enforce payment of the Subordinate Debt (including, without limitation, notice of default, demand for payment, rights of set-off, commencement of bankruptcy proceedings, foreclosure, sale, power of sale, taking of possession, giving in payment, appointing or making application to a court for an order appointing an agent or a receiver or receiver-manager by any other means of enforcement thereof) unless, prior to the taking of any such steps, the Senior Debt has been indefeasibly paid in full and the Credit Agreement has been terminated.

6.
Subordinate Security

The Trustee, for itself and on behalf of each other Subordinate Party, covenants in favour of the Senior Parties that during the term of this Agreement it will not take or accept from the Borrower or any of its Subsidiaries or rely upon any security for the payment of or performance of the Subordinate Debt other than the Subordinate Security delivered to the Trustee prior to the date hereof. The Borrower and each of its Subsidiaries covenants in favour of the Senior Parties that during the term of this Agreement it will not provide to any Subordinate Party any security for the payment of or performance of the Subordinate Debt other than the Subordinate Security provided to the Trustee prior to the date hereof. The Trustee, for itself and on behalf of each other Subordinate Party, represents and warrants that as of the date hereof the only security that the Subordinate Parties have received from the Borrower or any of its Subsidiaries is attached at Annex A.

7.
No Objection

No Subordinate Party shall take, or cause or permit any other Person to take on its behalf, any steps whatsoever whereby the priority, perfection or validity of any of the Senior Security or the rights of the Senior Parties hereunder, under the Credit Agreement or under any other Credit Document shall be delayed, defeated, impaired or diminished, and without limiting the generality of the foregoing, no Subordinate Party shall challenge, object to, compete with or impede in any manner any act taken or proceeding commenced by any of the Senior Parties in connection with the enforcement by the Agent or the Lenders of the Senior Security.

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8.
Application of Proceeds

The Trustee, for itself and on behalf of each other Subordinate Party, and the Borrower and each of its Subsidiaries acknowledge that all and every part of the Senior Security is held by the Agent or the Lenders as security for all and every part of the Senior Debt and the Senior Parties may apply as a permanent reduction any monies received, whether from the enforcement of and realization upon any or all of the Senior Security or otherwise, to any part of the Senior Debt as the Senior Parties, in their sole discretion, may determine appropriate in accordance with the provisions of the Credit Agreement.

9.
Liquidation, Dissolution, Bankruptcy, etc.
(a)
In the event of distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower, or the proceeds thereof, to creditors in connection with the bankruptcy, reorganization, liquidation or winding-up of the Borrower or any of its Subsidiaries or in connection with any composition with creditors or scheme of arrangement to which the Borrower or any of its Subsidiaries is a party (each an “Insolvency Proceeding”), the Senior Parties shall be entitled to receive payment in full (including interest accruing to the date of receipt of such payment at the applicable rate provided for in the Credit Agreement whether or not allowed as a claim in any such proceeding) of the Senior Debt before any Subordinate Party is entitled to receive any direct or indirect payment or distribution of any cash or other assets of the Borrower or any of its Subsidiaries on account of the Subordinate Debt, and the Senior Parties shall be entitled to receive directly, for application in payment of such Senior Debt (to the extent necessary to pay all Senior Debt in full after giving effect to any substantially concurrent payment or distribution to the Senior Parties in respect of the Senior Debt), any payment or distribution of any kind or character, whether in cash or other assets, which shall be payable or deliverable upon or with respect to the Subordinate Debt. To the extent any payment of Senior Debt (whether by or on behalf of the Borrower or any of its Subsidiaries, as proceeds of security or enforcement of any right of set-off or otherwise) is declared to be a fraudulent preference or otherwise preferential, set aside or required to be paid to a trustee, receiver or other similar person under any bankruptcy, insolvency, receivership or similar law, then if such payment is recoverable by, or paid over to, such trustee, receiver or other person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
(b)
In order to enable the Senior Parties to enforce their rights hereunder in any of the actions or proceedings described in this Section 9, upon the failure of any Subordinate Party to make and present on a timely basis a proof of claim against the Borrower or any of its Subsidiaries on account of the Subordinate Debt or other motion or pleading as may be expedient or proper to establish such Subordinate Party’ s entitlement to payment of any Subordinate Debt, the Senior Parties are hereby irrevocably authorized and empowered, in their discretion and at the Subordinate Parties’ expense, to make and present for and on behalf of such

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Subordinate Party such proofs of claims or other motions or pleadings and, to the extent that any amount remains outstanding under the Senior Debt, to demand, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of the Senior Debt. The Subordinate Parties shall not exercise any voting right or other privilege that it may have from time to time in any of the actions or proceedings described in this Section 9 in favour of any plan, proposal, compromise, arrangement or similar transaction that would defeat: (i) the right of the Senior Parties to receive payments and distributions otherwise payable or deliverable upon or with respect to the Subordinate Debt so long as any Senior Debt remains outstanding; or (ii) the obligation of any Subordinate Party to receive, hold in trust, and pay over to the Senior Parties certain payments and distributions as contemplated by Section 11. Additionally, each Subordinate Party shall, upon receipt of written notice from the Agent, thereafter vote any claim that it may have in an Insolvency Proceeding in the manner so instructed by the Agent on behalf of the Senior Parties.
(c)
The parties agree that (i) the Senior Security and the Subordinate Security constitute two separate and distinct grants of security; and (ii) because of, among other things, their differing rights in the property of the Borrower and each of its Subsidiaries, the Senior Debt is fundamentally different from the Subordinate Debt and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.
10.
Permitted Payments to Subordinate Parties

Notwithstanding any other provisions of this Agreement, the parties agree that the Borrower and each of its Subsidiaries may make and the Subordinate Parties may receive Permitted Payments on account of the Debentures in accordance with the terms thereof, provided that if the Agent has provided notice to each of the Trustee and the Borrower confirming that the Borrower or any of its Subsidiaries has defaulted in respect of or breached any of its obligations under Section 6.13, 7.1(a), 7.1(o) or 7.1(p) of the Credit Agreement or that such a default or breach would result from the payment of any Permitted Payment (regardless of whether a cure period exists in respect of such default or breach), then the Borrower will not make, and the Subordinate Parties will not accept, any payment to the Subordinate Parties as contemplated in this Section 10 unless and until the Agent, in its absolute discretion, notifies the Trustee and the Borrower that the Borrower or any of its Subsidiaries may resume such interest payments, or the applicable default of breach has been cured to the satisfaction of the Agent acting in good faith. Any payment received by the Subordinate Parties in contravention of this Section 10 shall be received in trust for the Agent and shall be paid over to the Agent forthwith upon receipt.

11.
Payments Received by the Subordinate Parties

If, prior to the indefeasible payment in full of the Senior Debt, any Subordinate Party or any Person on its behalf shall receive any payment from or distribution of assets of the Borrower or any of its Subsidiaries or on account of the Subordinate Debt, other than Permitted Payments, then such Subordinate Party shall, and shall cause such other Person to, receive and

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hold such payment or distribution in trust for the benefit of the Senior Parties and promptly pay the same over or deliver to the Agent in precisely the form received by such Subordinate Party or such other Person on its behalf (except for any necessary endorsement or assignment) and such payment or distribution shall be applied by the Agent to the repayment of the Senior Debt.

12.
Lenders’ Rights

The Senior Parties shall be entitled to deal with the Senior Security as they see fit and nothing herein shall prevent, restrict or limit the Agent or the Lenders in any manner from exercising all or any part of their rights and remedies otherwise permitted by applicable law upon any default under the Senior Security. Without limiting the generality of the foregoing:

(a)
the Senior Parties, in their absolute discretion or in the absolute discretion of any authorized officer or agent, and without diminishing the obligations of the Subordinate Parties hereunder, may grant time or other indulgences to the Borrower or any of its Subsidiaries and any other Person or Persons now or hereafter liable to the Senior Parties in respect of the payment of the Senior Debt, and may give up, modify, vary, exchange, renew or abstain from taking advantage of the Senior Security in whole or in part and may discharge any part or parts of or accept any composition or arrangements or realize upon the Senior Security when and in such manner as the Senior Parties or any authorized officer or agent thereof may think expedient, and in no such case shall the Senior Parties be responsible for any neglect or omission with respect to the Senior Security or any part thereof;
(b)
no Subordinate Party shall be released or exonerated from its obligations hereunder by extension of time periods or any other forbearance whatsoever, whether as to time, performance or otherwise or by any release, discharge, loss or alteration in or dealing with all or any part of the Senior Debt and the Senior Security or by any failure or delay in giving any notice required under this Agreement, the Credit Agreement or any other Credit Document or any part thereof, the waiver by the Senior Parties of compliance with any conditions precedent to any advance of funds, or by any modification or alteration of the Credit Agreement or any other Credit Document or any part thereof, or by anything done, suffered or permitted by the Senior Parties, or as a result of the method or terms of payment under the Senior Debt or Senior Security or any part thereof or any assignment or other transfer of all or any part of the Credit Agreement or any other Credit Document of the Senior Debt or any part thereof;
(c)
the Senior Parties shall not be bound to seek or exhaust any recourse against the Borrower or any of its Subsidiaries or any other Person or against the property or assets of the Borrower or any of its Subsidiaries or any other Person or against any security, guarantee or indemnity before being entitled to the benefit of the Subordinate Parties’ obligations hereunder and the Senior Parties may enforce the various remedies available to them and may realize upon the various security documents, guarantees and indemnities or any part thereof, held by them in such order as the Senior Parties may determine appropriate in their sole discretion;

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(d)
the Subordinate Parties are fully responsible for acquiring and updating information relating to the financial condition of the Borrower and each of its Subsidiaries and all circumstances relating to the payment or non-payment of the Subordinate Debt;
(e)
the Senior Parties shall not be required to marshall in favour of the Subordinate Parties or any other Person the Senior Security or any other securities or any moneys or other assets which the Senior Parties may be entitled to receive or upon which the Senior Parties may have a claim; and
(f)
the Senior Parties shall be entitled to advance their own money in their sole discretion in order to preserve or protect the assets of the Borrower and each of its Subsidiaries or any part thereof, and all such sums advanced shall constitute part of the Senior Debt and shall be secured by the Senior Security.
13.
No Waiver of Subordination Provisions
13.1
No right of the Senior Parties to enforce the subordination as provided in this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any of its Subsidiaries or by any act or failure to act by the Senior Parties or any agent of or trustee for the Senior Parties, or by any non-compliance by the Borrower or any of its Subsidiaries with any of the agreements or instruments relating to the Subordinate Debt or the Senior Debt, regardless of any knowledge thereof which the Senior Parties may have or be otherwise charged with. Without limitation of the foregoing, but in no way relieving the Borrower or any of its Subsidiaries of its obligations under this Agreement, the Senior Parties may, at any time and from time to time, without the consent of the Subordinate Parties and without impairing or releasing the subordination and other benefits provided in this Agreement or the obligations hereunder of the Subordinate Parties to the Senior Parties, do any one or more of the following:
(a)
amend, supplement, modify, restate or replace the Credit Agreement, or any of the Senior Security or any of the other Credit Documents;
(b)
sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner any assets pledged or mortgaged for or otherwise securing the Senior Debt or any liability of the Borrower or any liability incurred directly or indirectly in respect thereof;
(c)
settle or compromise any Senior Debt or any other liability of the Borrower (other than the Subordinate Debt) or any security thereof or any liability incurred directly or indirectly in respect thereof, and apply any sums by whomsoever paid and however realized to the Senior Debt in any manner or order; and
(d)
fail to take or to record or otherwise perfect or to preserve the perfection of any liens or security interest securing the Senior Debt, register or file specific postponements or subordinations, exercise or delay in or refrain from exercising any right or remedy against the Borrower and elect any remedy and otherwise deal freely with the Borrower.

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13.2
No loss of or in respect of any of the Senior Security or otherwise or any carelessness or neglect by the Senior Parties in asserting their rights or any other thing whatsoever, including without limitation the loss by operation of law of any right of the Senior Parties against the Borrower or any of its Subsidiaries or the loss or destruction of any security, shall in any way impair or release the subordination and other benefits provided by this Agreement.
14.
Waivers of the Subordinate Parties

Each Subordinate Party agrees that the Senior Parties have made no representations or warranties with respect to the due execution, legality, validity, completeness or enforceability of any agreement or instrument relating to the Credit Agreement or the Senior Debt or the collectability of the Senior Debt, that the Senior Parties shall be entitled to manage and supervise their loans and other financial accommodation to the Borrower and each of its Subsidiaries in accordance with applicable law and their usual practices, modified from time to time as they deem appropriate in their sole discretion, or otherwise, without regard to the existence of any rights that any Subordinate Party may now or hereafter have in or to any of the assets of the Borrower and each of its Subsidiaries, and that the Senior Parties shall have no liability to the Subordinate Parties for, and the Trustee, for itself and on behalf of each other Subordinate Party, hereby waives any claims which any Subordinate Party may now or hereafter have against the Senior Parties out of, any and all actions which the Agent or the Lenders take or omit to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interest in any assets at any time securing payment of the Senior Debt, actions with respect to the occurrence of any default under any agreement or instrument relating to the Senior Debt, action with respect to the release or depreciation of, or failure to realize upon, any assets securing payment of the Senior Debt and actions with respect to the collection of any claims or all or any part of the Senior Debt from any account debtor, guarantor or any other Person) with respect to the Senior Debt and any agreement or instrument related thereto or with respect to the collection of the Senior Debt or the valuation, use, protection or release of any assets securing payment of the Senior Debt.

15.
No Release

This Agreement shall remain in full force and effect without regard to, and the obligations of the Subordinate Parties hereunder shall not be released or otherwise affected or impaired by:

(a)
any exercise or non-exercise by any Senior Party of any right, remedy, power or privilege in the Credit Agreement, the Senior Security or any other Credit Document;
(b)
any waiver, consent, extension, indulgence or other action, inaction or omission by any Senior Party under or in respect of this Agreement, the Credit Agreement, the Senior Security or any other Credit Document;
(c)
any default by the Borrower or any of its Subsidiaries under, any limitation on the liability of the Borrower or any of its Subsidiaries on the method or terms of

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payment under, or any irregularity or other defect in, the Credit Agreement, the Senior Security or any other Credit Document;
(d)
the lack of authority or revocation hereof by any other party;
(e)
the failure of any Senior Party to file or enforce a claim of any kind;
(f)
any defence based upon an election of remedies by the Senior Parties which destroys or otherwise impairs the subrogation rights of any Subordinate Party or the right of any Subordinate Party to proceed against the Borrower or any of its Subsidiaries for reimbursement, or both;
(g)
any merger, consolidation or amalgamation of any Subordinate Party or the Borrower or any of its Subsidiaries into or with any other Person; or
(h)
any insolvency, bankruptcy, liquidation, reorganization, arrangement, composition, winding-up, dissolution or similar proceeding involving or affecting any Subordinate Party, the Borrower or any of its Subsidiaries or any other Person.
16.
Subordinate Debt; No Amendment

Each of the Trustee and the Borrower and each of its Subsidiaries represents and warrants that attached hereto as Annex A are true and complete copies of the Indenture, Debentures and Subordinate Debt Security. Without the prior written consent of the Agent, neither the Indenture nor any Debentures or Subordinate Security shall be amended, supplemented or otherwise modified. Each of the Trustee and the Borrower represents and warrants that as of the date hereof, the aggregate principal amount of the Subordinated Debt is CDN $26,060,659.00 and that no default exists in respect of the Subordinated Debt.

17.
Authorization

The Trustee hereby represents and warrants to the Senior Parties that it has been authorized and directed by extraordinary resolution of the Holders and has the power and capacity under the terms of the Indenture to execute and deliver this Agreement for and on behalf of the Holders.

18.
Payment of Senior Debt

For purposes of this Agreement, the Senior Debt shall be considered to be paid in full when no further amounts are owing to the Senior Parties and all obligations of the parties under the Credit Agreement and each other Credit Document have been terminated.

19.
Subordinate Debt Instruments

The Borrower and each of its Subsidiaries covenants in favour of the Senior Parties that it will promptly deliver to the Agent a certified copy of any instrument evidencing the Subordinate Debt to which it becomes a party.

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20.
Senior Indebtedness

Without limiting any rights or benefits provided to the Senior Parties under this Agreement, each of the Subordinate Parties acknowledges and confirms that the Senior Debt is “Senior Indebtedness” as contemplated in the Indenture and that the Senior Parties have all the rights and benefits as holders of “Senior Indebtedness” as contemplated in the Indenture. The Subordinate Parties confirm that there is no limitation on the amount of Senior Debt that may outstanding from time to time.

21.
No Rights to Borrower

Nothing in this Agreement shall create any rights in favour of the Borrower and the covenants and agreements of the Senior Parties and the Subordinate Parties shall not be enforceable by the Borrower or any of its Subsidiaries. No consent of the Borrower or any of its Subsidiaries shall be necessary for any amendment to this Agreement by the Senior Parties and the Subordinate Parties in order to have effect as between the Senior Parties and the Subordinate Parties.

22.
Subrogation

Until payment in full to the Senior Parties of the Senior Debt and the Credit Agreement has been terminated, the Trustee, for itself and on behalf of each other Subordinate Party, hereby irrevocably waives any claim or other rights which the Subordinate Parties may now have or may hereafter acquire against the Borrower or any of its Subsidiaries that arise from the existence, payment, performance or enforcement of the Borrower’s or any of its Subsidiaries’ obligations under the Subordinate Debt, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of the Senior Parties against the Borrower or any of its Subsidiaries which any Senior Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower or any of its Subsidiaries, directly or indirectly, in cash or other property or by set-off or in any manner, payment of security on account of such claim or other rights. If any amount shall be paid to any Subordinate Party in violation of the preceding sentence and the Senior Debt shall not have been paid in cash in full, such amount shall be deemed to have been paid to such Subordinate Party for the benefit of, and held in trust for the Senior Parties, and shall forthwith be paid to the Agent to be credited and applied against the Senior Debt, whether matured or unmatured. The Borrower and each of its Subsidiaries and each of the Subordinate Parties acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits.

23.
No Marshalling

The Subordinate Parties hereby waive any right that they may have to require the Senior Parties to marshal in its favour.

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24.
Further Assurances and Paramountcy

The parties hereto shall forthwith, and from time to time, execute and do all deeds, documents and things which may be necessary or advisable, in the opinion of the Senior Parties and their counsel, to give full effect to the postponement and subordination of the rights and remedies of the Subordinate Parties in respect to the Subordinate Debt and the Subordinate Security to the rights and remedies of the Senior Parties in respect to the Senior Debt and the Senior Security, all in accordance with the intent of this Agreement. Without limiting the generality of the foregoing, if following the date hereof the Borrower shall acquire an interest in a Subsidiary that is not party to this Agreement, it shall cause such Subsidiary to execute a joinder to this Agreement in form and substance satisfactory to the Agent Notwithstanding the delivery for registration or filing of specific postponements or subordinations, this Agreement shall govern the priority between the Senior Security and the Subordinate Security and shall be paramount in that regard.

25.
Successors and Assigns

This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Senior Parties. None of the rights or obligations of any Subordinate Party or of the Borrower or any of its Subsidiaries hereunder nor any interest thereof herein may be assigned or delegated without:

(a)
first obtaining from the proposed transferee, assignee or chargee an agreement whereby the proposed transferee, assignee or chargee agrees to be bound by the provisions hereof; and
(b)
the prior written consent of the Agent, not to be unreasonably withheld, where the Debentures are assigned to Persons who are not existing Holders as of the date of this Agreement.
26.
Entire Agreement; Severability

This Agreement contains the entire agreement among the parties hereto with respect to the obligations, liabilities and assets of the Borrower and each of its Subsidiaries. If any of the provisions of this Agreement shall be held invalid or unenforceable by any court having jurisdiction, this Agreement shall be construed as if not containing those provisions, and the rights and obligations of the parties hereto should be construed and enforced accordingly.

27.
Governing Law

This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

28.
Termination

This Agreement shall terminate upon the earlier of:

30543752.4

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(a)
the indefeasible repayment in full of the Senior Debt and the termination of the Credit Agreement; and
(b)
the written agreement of the Agent and the Trustee.
29.
Counterparts

This Agreement may be executed in any number of counterparts, which when taken together shall constitute one and the same agreement.

30.
Notices

Any notice to be given under this Agreement may be effectively given by delivering (whether by courier or personal delivery) such notice at the address set forth in the signature pages of this Agreement, by sending such notice by prepaid registered mail to such address set out on the signature pages of this Agreement or by electronic mail to the email address set forth in the signature pages of this Agreement. Any notice delivered shall be deemed to have been received upon delivery. Any notice mailed shall be deemed to have been received on the 5th day next following the registered mailing of such notice. Any email notice shall be deemed to have been received on transmission if sent before 4:00 p.m. Toronto time on a Business Day, and, if not, on the next Business Day following transmission.

31.
Amendment and Restatement

This Agreement amends and restates in full the Original Subordination Agreement, with effect as of the date hereof. The parties hereto intend the amendments contained herein to be amendments to the Original Subordination Agreement and not to give rise to any novation or rescission of the Original Subordination Agreement, and the parties hereto intend to be governed by the Original Subordination Agreement as amended and not by a new agreement.

[Remainder of Page Intentionally Left Blank]

30543752.4

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first written above.

DB FSLF 50 LLC, as Agent		Address: [Redacted – Personal Information] Attention: [Redacted – Personal Information] Email: [Redacted – Personal Information]
By:	/s/ Scott Silvers
Name: Title:

DALE MATHESON CARR-HILTON LABONTE LLP, as Agent for itself and the Holders		Address: [Redacted – Personal Information] Attention: [Redacted – Personal Information] Email: [Redacted – Personal Information]
By:	/s/ Rakesh Patel
Name: Title:

MOGO FINANCE TECHNOLOGY INC., as Borrower		Address: [Redacted – Personal Information] Attention: [Redacted – Personal Information] E-mail: [Redacted – Personal Information]
By:	/s/ Gregory Feller
Name: Title:

MOGO TECHNOLOGY INC.		Address: [Redacted – Personal Information] Attention: [Redacted – Personal Information] E-mail: [Redacted – Personal Information]
By:	/s/ David Feller
Name: Title:

Signature Page to Subordinated Lender Intercreditor Agreement (Mogo)

30543752.4

‑ 2 ‑

MOGO FINANCIAL INC.		Address: [Redacted – Personal Information] Attention: [Redacted – Personal Information] E-mail: [Redacted – Personal Information]
By:	/s/ Erin Feller
Name: Title:

MOGO FINANCIAL (B.C.) INC.		Address: [Redacted – Personal Information] Attention: [Redacted – Personal Information] E-mail: [Redacted – Personal Information]
By:	/s/ Erin Feller
Name: Title:

MOGO FINANCIAL (ALBERTA) INC.		Address: [Redacted – Personal Information] Attention: [Redacted – Personal Information] E-mail: [Redacted – Personal Information]
By:	/s/ Erin Feller
Name: Title:

MOGO FINANCIAL (ONTARIO) INC.		Address: [Redacted – Personal Information] Attention: [Redacted – Personal Information] E-mail: [Redacted – Personal Information]
By:	/s/ Erin Feller
Name: Title:

Signature Page to Subordinated Lender Intercreditor Agreement (Mogo)

30543752.4

‑ 3 ‑

HORNBY LOAN BROKERS (OTTAWA) INC.		Address: [Redacted – Personal Information] Attention: [Redacted – Personal Information] E-mail: [Redacted – Personal Information]
By:	/s/ Erin Feller
Name: Title:

HORNBY LEASING INC.		Address: [Redacted – Personal Information] Attention: [Redacted – Personal Information] E-mail: [Redacted – Personal Information]
By:	/s/ Erin Feller
Name: Title:

THURLOW MANAGEMENT INC.		Address: [Redacted – Personal Information] Attention: [Redacted – Personal Information] E-mail: [Redacted – Personal Information]
By:	/s/ Erin Feller
Name: Title:

THURLOW CAPITAL (BC) INC.		Address: [Redacted – Personal Information] Attention: [Redacted – Personal Information] E-mail: [Redacted – Personal Information]
By:	/s/ Erin Feller
Name: Title:

Signature Page to Subordinated Lender Intercreditor Agreement (Mogo)

30543752.4

‑ 4 ‑

THURLOW CAPITAL (ALBERTA) INC.		Address: [Redacted – Personal Information] Attention: [Redacted – Personal Information] E-mail: [Redacted – Personal Information]
By:	/s/ Erin Feller
Name: Title:

THURLOW CAPITAL (ONTARIO) INC.		Address: [Redacted – Personal Information] Attention: [Redacted – Personal Information] E-mail: [Redacted – Personal Information]
By:	/s/ Erin Feller
Name: Title:

THURLOW CAPITAL (MANITOBA) INC.		Address: [Redacted – Personal Information] Attention: [Redacted – Personal Information] E-mail: [Redacted – Personal Information]
By:	/s/ Erin Feller
Name: Title:

THURLOW CAPITAL (OTTAWA) INC.		Address: [Redacted – Personal Information] Attention: [Redacted – Personal Information] E-mail: [Redacted – Personal Information]
By:	/s/ Erin Feller
Name: Title:

Signature Page to Subordinated Lender Intercreditor Agreement (Mogo)

30543752.4

‑ 5 ‑

MOGO MORTGAGE TECHNOLOGY INC.		Address: [Redacted – Personal Information] Attention: [Redacted – Personal Information] E-mail: [Redacted – Personal Information]
By:	/s/ Erin Feller
Name: Title:

Signature Page to Subordinated Lender Intercreditor Agreement (Mogo)

30543752.4

Annex A

[Redacted]

DOCPROPERTY "CUS_DocIDString" 41666902.3

30543752.4